UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2019 (January 16, 2019)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 16, 2019, GameStop Corp. (the "Company") completed the previously announced sale of all of the equity interest in its wholly-owned subsidiary Spring Communications Holding, Inc. ("Spring") to Prime Acquisition Company, LLC, a wholly-owned subsidiary of Prime Communications, L.P., pursuant to an Equity Purchase Agreement (the "Purchase Agreement") dated as of November 21, 2018. The Company received net proceeds of $734.7 million in cash, which is subject to customary post-closing adjustments. The net proceeds received at closing consisted of the purchase price of $700.0 million less $2.2 million of transaction costs, plus preliminary adjustments totaling $36.9 million for working capital and indebtedness. The net proceeds received at closing do not include adjustments for additional transaction costs of $8.4 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Form 8-K filed on November 21, 2018 and is incorporated herein by reference.

The pro forma financial information required by Item 9.01 is included as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(b)        Pro Forma Financial Information.

Unaudited pro forma financial information of the Company to give effect to the sale of Spring is included in Exhibit 99.1 filed herewith and incorporated herein by reference.

(d)        Exhibits.

99.1	Unaudited Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: January 23, 2019	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Chief Operating Officer and Chief Financial Officer